Investment Management Agreement

This Investment Mandate Agreement ("this Agreement") was executed by the following parties on March 11, 2025, in Chaoyang District, Beijing, China:

Party A: Agape ATP Corporation.

Address: 1705-1708, Level 17, Tower 2, Faber Tower, Jalan Desa Bahagia, Taman Desa, Kuala Lumpur N8 58100

Party B: Bicheng Investment Management (Beijing) Co., Ltd.

Address: 12B10, 12th Floor, Building 1, No. 13 Dazhongsi, Haidian District, Beijing

(Party A and Party B shall be referred to individually as "a Party" and collectively as "the Parties")

The Parties, acting in good faith, on the principles of fairness, mutual benefit, equality, and voluntary participation, and through amicable consultation, and in accordance with the relevant laws and regulations of the People's Republic of China, have reached the following agreement, which they hereby undertake to honor:

Article 1: Investment Entrustment

1.1 Party A's investment amount is 【One hundred sixty-six million seven hundred fifty-two thousand three hundred and two Renminbi】. Party A entrusts Party B to identify target companies for investment and to hold equity interests in such target companies on Party A's behalf. The specific investment amount and equity ratio shall be subject to the investment agreement ("Investment Agreement") executed by Party B with the target company and its related parties.

1.2 Party B shall, in accordance with Party A's entrustment and instructions, subscribe for the new registered capital of the aforementioned target company in its own name, sign documents requiring the capital-contributing party's signature in connection with the industrial and commercial registration changes, and be listed as a shareholder in the target company's business registration.

1.3 Party B hereby confirms: it agrees to and accepts the aforementioned entrusted investment arrangement; it confirms that Party B is the shareholder of the Target Company designated by Party A, and that Party A is the actual contributor of capital for the equity interest in the Target Company.

ISO 9001 CERTIFIED DIN EN ISO38

ASIA TRANSLATION SERVICES SDN BHD (1298446-M)

Article 2 Rights and Obligations of the Parties

2.1 Rights and Obligations of Party A

(1) As the actual investor in the Target Equity, Party A shall enjoy the actual rights of a shareholder (including, but not limited to, property rights such as the right to receive distributions of profits, gains from transfer, and liquidation proceeds; voting rights; relevant preemptive rights and preemptive subscription rights arising from the holding of the Target Equity; other shareholder rights; and rights derived from the Target Equity).

(2) Party A shall provide Party B with the investment funds under this Investment Agreement within 【5】 business days after the signing of this Investment Agreement. Upon receipt of the funds provided by Party A, Party B shall, in its own name, pay the full amount to the Target Company.

(3) Party A shall bear all costs and expenses incurred by Party B as a result of acting in accordance with Party A's instructions.

(4) Party A shall compensate Party B for any losses or liabilities incurred by Party B as a result of acting in strict accordance with Party A's instructions, and shall hold Party B harmless therefrom.

2.2 Party B's Rights and Obligations

(1) Party B shall not hold any rights or interests in the equity of the Investment Target (including the shareholder rights corresponding to such equity), Party B shall, within 【5】 business days of receiving any property-related income related to the equity interests in the Investment Target (including but not limited to dividends, gains from transfer, and liquidation proceeds), pay the entirety of such income to Party A; all taxes, fees, and other expenses arising from such payments shall be borne by Party A. Prior to the full payment of such income to Party A, Party B shall, in its capacity as manager, manage such income in good faith on behalf of Party A.

(2) Party B shall not engage in any conduct that harms or may harm Party A's interests.

(3) Party B shall act in accordance with Party A's instructions, and all costs and expenses arising therefrom shall be borne by Party A.

(4) Party B shall strictly follow Party A's instructions in handling any disputes or government investigations related to the Target Equity Interests.

Article 3: Investment Management Fees

With respect to the entrusted investment under this Agreement, Party A shall pay Party B 【10%】 of the investment amount specified in the Investment Agreement and 【20%】 of the dividend payments from the equity interest in the investment target as investment management fees. Of this amount, the 【10%】 portion of the investment amount shall be paid by Party A to Party B within 【10】 business days after the signing of the Investment Agreement, and the 【20%】 portion of the dividend payments from the equity interest in the investment target shall be deducted directly when Party B receives the dividend payments from the investee company and remits such payments to Party A. Party B's designated payment account is as follows:

Account Name: [redacted]

Account Number: [redacted]

Bank: [redacted]

Article 4: Term of the Investment Mandate

The term during which Party A entrusts Party B to make the investment shall be from the date of execution of this Agreement until Party B, in accordance with Party A's instructions, transfers all equity interests in the investment target to Party A or its designated party and completes the corresponding commercial registration procedures.

Article 5 Representations and Warranties

The parties to this Agreement hereby make the following representations and warranties:

(1) It is an entity with independent legal capacity and capacity to act, and possesses the legal right or authority to enter into, execute, and perform this Agreement. Upon its signature, this Agreement shall constitute a valid and binding obligation upon it and may be enforced against it in accordance with the terms of this Agreement.

(2) There are no matters that could have a material adverse effect on its ability to comply with or perform its obligations under this Agreement, including any pending or potential litigation or administrative proceedings, court judgments or orders, or violations of applicable laws and regulations.

Article 6: Confidentiality Obligations

6.1 The parties hereby agree that each party shall maintain the confidentiality of this Agreement, any information related to the negotiation, execution, or performance of this Agreement, and any information regarding the other party that comes to its knowledge during the negotiation, execution, or performance of this Agreement, regardless of whether such information is in oral, written, electronic, or any other form (collectively, "Confidential Information"). Confidential Information as defined in this Article does not include information disclosed by a Party to the general public through public media. Except as necessary to perform this Agreement, a Party shall not use Confidential Information for any other purpose.

6.2 Without the prior written consent of the other party, a party shall not disclose Confidential Information to any entity, except in the following circumstances:

(1) The parties may disclose Confidential Information to personnel involved in the arrangements under this Agreement, provided that the information disclosed to each such personnel shall be limited to that personnel's duties in connection with such arrangements;

(2) Where disclosure of relevant information is required by law (including the provision of such information to competent authorities as prescribed by law), a Party shall immediately notify the other Party upon making such disclosure in accordance with the law.

6.3 The Parties shall take appropriate confidentiality measures with respect to the relevant materials and the information contained therein.

6.4 The Parties shall clearly communicate the aforementioned confidentiality requirements to all relevant personnel; any violation of the confidentiality requirements by a Party's personnel shall be deemed a breach of the confidentiality obligations by that Party.

6.5 The confidentiality obligations set forth above shall not be relieved by the rescission, termination, or amendment of this Agreement.

Article 7 Liability for Breach of Contract

If either party fails to perform or fails to properly perform its obligations under this Agreement, or breaches any provision of this Agreement (including representations, warranties, and undertakings), such party shall be deemed to be in breach of contract. The breaching party shall compensate the other party for all losses caused by its breach, and the other party shall have the right to require the breaching party to bear liability for breach of contract, including but not limited to specific performance and compensation for losses.

Article 8: Governing Law and Dispute Resolution

8.1 This Agreement shall be governed by the laws of China (for the purposes of this Agreement, excluding the laws of the Hong Kong Special Administrative Region, the Macao Special Administrative Region, and Taiwan).

8.2 If any dispute arises in the course of performing this Agreement, the parties shall resolve it through amicable consultation; if the parties are unable to reach an agreement through consultation, either party shall have the right to submit such dispute to the [China International Economic and Trade Arbitration Commission] for arbitration in [Beijing] in accordance with the arbitration rules then in effect ("Arbitration Rules"). The arbitral award shall be final and legally binding on all parties. Reasonable expenses incurred by the non-defaulting party in asserting its rights against the defaulting party (including reasonable attorneys' fees and travel expenses for relevant personnel) shall be borne by the defaulting party.

8.3 Pending the resolution of any dispute, this Agreement shall remain in full force and effect in all respects except with respect to the matters in dispute. Except as affected by the matters in dispute, the parties shall be entitled to continue exercising their rights and shall continue to perform their obligations under this Agreement.

Article 9. Miscellaneous

9.1 Upon execution of this Agreement, it shall be deemed that all parties have fully read and understood the contents of this Agreement, and that there is no possibility of fraud, coercion, manifest unfairness, or material misunderstanding.

9.2 If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future law, the validity, legality, and enforceability of the remaining provisions of this Agreement shall not be affected thereby; the rights of the parties under this Agreement shall be enforceable to the fullest extent permitted by law; and the parties shall use their best efforts to replace such illegal, invalid, or unenforceable provision with a valid alternative provision, the effect of which shall, to the greatest extent possible, achieve the purpose originally intended by the illegal, invalid, or unenforceable provision.

9.3 This Agreement shall take effect on the date of signature by the parties. This Agreement is executed in twelve (12) original copies, with each party holding one copy, each of which shall have equal legal force.

(No text follows; this is the signature page of the "Investment Mandate Agreement")

ISO 9001 CERTIFIED DIN EN ISO 38

ASIA TRANSLATION SERVICES SDN BHD (1298446-M)

(This page contains no text; it is the signature page of the “Investment Management Agreement”)

Agape ATP Corporation. (Seal)

Signature of Authorized Representative: ____[Signature]____________________

(This page contains no text; it is the signature page of the "Investment Management Agreement")

Bicheng Investment Management (Beijing) Co., Ltd.

Signature of Authorized Representative: Huang Qingmei [SEAL]